EXHIBIT 10(L)

SUMMARY OF DIRECTOR AND EXECUTIVE OFFICER NON-PLAN COMPENSATION

Non-Employee Directors

The current fees paid to non-employee directors are as follows:

Non-employee directors of the Company are each paid $22,000 per year for their services.  The Chairmen of the Board of Directors and of the Audit Committee each receive an additional $5,000 for their duties as such while the Chairmen of the Compensation Committee and the Nominating and Governance Committee each receive an additional $3,500 per year for their duties as such. Members of committees other than the Executive Committee, each receive an additional $1,000 for their duties as such.

Executive Officers

The current annual salaries of the executive officers are as follows:

Matthew Boyle, President and Chief Executive Officer
-- British Pounds 190,000

Paul N. Farquhar, Vice President, Treasurer and Chief Financial Officer
-- British Pounds 115,500

Annual cash bonuses will be determined at the end of the year.

* * * * *

Further information about compensation of directors and executive officers is found in the Company’s proxy statements on file with the Commission, as well as in periodic Form 8-K filings by the Company.